Item 77C.
Submission of Matters to a Vote of Security Holders.

Rule 30e-1 under the Investment Company Act of 1940, as amended, requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Shareholders were asked to participate in a special meeting of shareholders on July 25, 2016 (the Shareholder Meeting). Lattice Strategies Trust filed a proxy statement on July 1, 2016 detailing each proposal presented to shareholders at the Shareholder Meeting and hereby incorporates by reference said proxy statement into this response. The final results of the Shareholder Meeting are reported in the following tables.

Lattice Developed Market (Ex-US) Strategy ETF

Proposal 1: Approval of Advisory Agreement






For

Against

Abstentions
Total
934,886.689

0

53,037.999
987,924.688

Proposal 2: Approval of Sub-Advisory Agreement






For

Against

Abstentions
Total
934,886.689

0

53,037.999
987,924.688

Proposal 4: Approval of Manager of Managers Structure






For

Against

Abstentions
Total
929,560.689

0

53,037.999
987,924.688

Lattice Emerging Markets Strategy ETF

Proposal 1: Approval of Advisory Agreement






For

Against

Abstentions
Total
720,677.537

0

17,382.999
738,060.536


Proposal 2: Approval of Sub-Advisory Agreement






For

Against

Abstentions
Total
720,677.537

0

17,382.999
738,060.536

Proposal 4: Approval of Manager of Managers Structure






For

Against

Abstentions
Total
718,873.537

1,804

17,382.999
738,060.536

Lattice US Equity Strategy ETF

Proposal 1: Approval of Advisory Agreement






For

Against

Abstentions
Total
798,851.598

0

44,090.999
842,942.597

Proposal 2: Approval of Sub-Advisory Agreement






For

Against

Abstentions
Total
798,851.598

0

44,090.999
842,942.597

Proposal 4: Approval of Manager of Managers Structure






For

Against

Abstentions
Total
794,171.598

4,680

44,090.999
842,942.597

Lattice Global Small Cap Strategy ETF

Proposal 1: Approval of Advisory Agreement






For

Against

Abstentions
Total
183,387.355

0

10,794.999
194,182.354

Proposal 2: Approval of Sub-Advisory Agreement






For

Against

Abstentions
Total
183,387.355

0

10,794.999
194,182.354



Proposal 4: Approval of Manager of Managers Structure






For

Against

Abstentions
Total
182,461.355

926

10,794.999
194,182.354

All Funds

Proposal 3(a): Approval of an Amendment to the Trusts
Declaration of Trust that Removes a Limitation on Reclassifying or Changing Outstanding Shares






For

Against

Abstentions
Total
2,599,630.178

12,736

150,743.998
2,763,110.176

Proposal 3(b): Approval of an Amendment to the Trusts
Declaration of Trust that Expands the Mandatory Redemption
Provisions






For

Against

Abstentions
Total
2,599,630.178

12,736

150,743.998
2,763,110.176

Proposal 3(c): Approval of an Amendment to the Trusts
Declaration of Trust Regarding Jurisdiction and Waiver of Jury
Trials for Shareholder Disputes






For

Against

Abstentions
Total
2,599,630.178

12,736

150,743.998
2,763,110.176